Exhibit T3G(2)

BOART LONGYEAR

Affiliate Structure



Ascribe 19.2%
Centerbridge Partners 56.0%
Ares 18.0%
Boart Longyear Limited (ASX Co) Australia
100%
Boart Longyear Management Pty Ltd (ASX Mgt Co.)
90%
Boart Longyear Saudi Arabia LLC (Saudi Arabia)
10%
100%
Votraint No. 1609 Pty Ltd. (Australia)
53.56%
46.44%
BLY EMEA UK Holdings Ltd. (United Kingdom)
100%
Boart Longyear Suisse Sarl (Switzerland)
100%
Boart Longyear (Vic) No. 1 Pty Limited (Australia)
Boart Longyear (Vic) No. 2 Pty Limited (Australia)
95%
100%
Aqua Drilling & Grouting Pty Limited (Australia)
Boart Longyear LLC (Russia)
99%
100%
North West Drilling Pty Limited (Australia)
Boart Longyear Zambia Limited (Zambia)
99.999%
100%
Boart Longyear Colombia S.A.S. (Colombia)
Boart Longyear Argentina S.A. (Argentina)
99.99%
100%
Longyear South Africa (Pty) Limited (RSA)
Patagonia Drill Mining Services S.A. (Argentina)
99.96%
100%
Inavel S.A. (Uruguay)
Boart Longyear de Mexico S.A. de C.V. (Mexico)
99.8%
100%
Boart Longyear (Cambodia) Ltd. (Cambodia)
BLY Drilling Services and Products Mexico S.A. de C.V. (Mexico)
99.8%
98.98%
Boart Longyear Holdings (Thailand) Co., Ltd. (Thailand)
BLY Mexico Services S.A. de C.V. (Mexico)
99%
Boart Longyear Manufacturing Canada Ltd. (Canada)
100%
100%
Boart Longyear Company (Utah - USA)
43.28%
51.92%
Boart Longyear Chile Limitada (Chile)
99.99%
Boart Longyear Comercializadora Ltda. (Chile)
100%
Boart Longyear Manufacturing and Distribution Inc. (Utah - USA)
100%
Boart Longyear Products KZ LLP (Kazakhstan)
100%
Boart Longyear Drilling Services KZ LLP (Kazakhstan)
100%
Boart Longyear Burkina Faso Sarl (Burkina Faso)
100%
BLY Ghana Limited (Ghana)
99%
BLY Gabon S.A. (Gabon)
99%
BLY Cote d'Ivoire S.A. (Ivory Coast)
99%
Boart Longyear Liberia Corporation (Liberia)
98%
BLY Madagascar S.A. (Madagascar)
99%
BLY Senegal S.A. (Senegal)
99.9%
BLY Sierra Leone Ltd. (Sierra Leone)
Grimwood Davies Pty Limited (Australia)
99.99802%
Votraint No. 1609 Pty Ltd 31.87%
Drillcorp Pty Limited (Australia)
68.13%
Boart Longyear Australia Holdings Pty Ltd 27.88%
Boart Longyear Australia Pty Ltd (Australia)
70.56%
100%
ACN 066 301 531 Pty Limited (Australia)
48.99%
Boart Longyear Limited (Thailand)
51.00%
Boart Longyear Holdings (Thailand) Co., Ltd.
100%
Boart Longyear Investments Pty Ltd (Australia)
Preferred Stock 100%
Common Stock 100%
Preferred Stock 100%
Resources Services Holdco Inc. (Delaware – USA)
Longyear Global Holdings, Inc. (Delaware – USA)
Common 100%
100%
Longyear Holdings Inc. (Delaware - USA)
100%
Boart Longyear Global Holdco, Inc. (Delaware – USA)
100%
Longyear TM, Inc. (Delaware - USA)
100%
BLY IP Inc. (Delaware - USA)
100%
BL DDL NY Holdings, Inc. (New York - USA)
100%
Coöperatief Longyear Holdings U.A. (Netherlands)
100%
Boart Longyear International B.V. (Netherlands)
100%
Boart Longyear Consolidated Holdings Inc. (Nevada - USA)
100%
Boart Longyear International Holdings Inc. (Minnesota - USA)
98.9001%
Boart Longyear S.A.C. (Peru)
100%
Boart Longyear Netherlands B.V. (Netherlands)
100%
Longyear Canada, ULC (Canada)
100%
Boart Longyear Alberta Limited (Canada)
24%
76%
Boart Longyear Canada (Canada)
100%
Boart Longyear Ventures Inc. (Canada)
100%
BLI Zambia Limited (Zambia)